Exhibit 99.1
SUBLEASE AGREEMENT
     This Sublease Agreement (“Sublease”) is made effective as of the 6th day of March, 2007, (the “Effective Date”) by and between Selectica, Inc., a Delaware’ corporation (“Sublessor”), and Nuova Systems, Inc., a Delaware corporation (“Sublessee”), Sublessor agrees to sublease to Sublessee, and Sublessee agrees to sublease from Sublessor, those certain premises situated in the City of San Jose, County of Santa Clara, State of California, consisting of approximately 79,803 square feet of space known as 3 W. Plumeria Drive, San Jose, CA 95134, more particularly set forth in the Master Lease (as hereinafter defined) (the “Subleased Premises”).
ARTICLE 1
MASTER LEASE AND OTHER AGREEMENTS
     1.1 Subordinate to Master Lease. Except as specifically set forth herein, this Sublease is subject and subordinate to all of the terms and conditions of the Lease Agreement, made as of October 1,1999, between John Anillaga Survivor’s Trust and Richard T, Peery Separate Property Trust, and assigned to Silicon Valley CA-J, LLC (“Master Lessor”) and Sublessor as “Tenant” with the Term as modified by that certain letter agreement dated January 5, 2000 (the “Letter Agreement”), changing, among other things, the expiration date (collectively, the “Master Lease”). Sublessee hereby assumes and agrees to perform the obligations of Lessee under the Master Lease as more particularly set forth hereafter. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Lease, A true, correct and complete copy of the Master Lease is attached hereto as Exhibit “B” and incorporated herein by this reference. Sublessee shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease. Sublessee shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Lessor under the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from and against all claims, liabilities, judgments, costs, demands, penalties, expenses, and damages of any kind whatsoever, including, without limitation, attorneys’ fees, consultants’ fees and costs and court costs, (“Claims”) by reason of any failure on the part of Sublessee to perform any of the obligations of Lessee under the Master Lease which Sublessee has become obligated hereunder to perform, and such indemnity and hold harmless shall survive the expiration or sooner termination of this Sublease, In the event of the termination of Sublessor’s interest as Lessee under the Master Lease for any reason other than (i) Sublessor’s breach of the Master Lease, (ii) Sublessor’s agreement to an early termination of the Master Lease without Sublessee’s consent or (iii) Sublessor’s rejection or disaffirmance of the Master Lease pursuant to any bankruptcy, insolvency , or other law affecting creditors’ rights, then this Sublease shall terminate automatically upon such termination without any liability of Master Lessor or Sublessor to Sublessee. Sublessee represents and warrants to Sublessor that it has read and is familiar with the Master Lease.
     1.2 Applicable Provisions. All of the terms and conditions contained in the Master Lease as they may apply to the Subleased Premises, except those directly contradicted by the terms and conditions contained in this document, and specifically except that the configuration of the Subleased Premises shall be as exists at the time of Sublease execution, and except for Paragraphs 2, 3, 4A, 4F, 40, 37, 41, 43, 44, Exhibit 1, Exhibit B, and the Letter Agreement (except for the setting of the expiration date of the Master Lease), are incorporated herein and shall be terms and conditions of this Sublease (with each reference therein to “Landlord” or “Lessor”, “Tenant” or “Lessee”, the “Lease”, and the “Premises” to be deemed to refer to Sublessor, Sublessee, this Sublease, and the Subleased Premises, respectively, as appropriate except the following provisions that are incorporated herein, the reference to Landlord or Lessor shall mean Master Lessor only: Paragraphs 19, 24, 25, 26, 27, 32, 34, 36, 39 and 49, and along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions of this Sublease.
     1.3 Obligations of Sublessor. Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease, and for all such services and rights Sublessee shall look solely to the Master Lessor under the Master Lease, and the obligations of Sublessor hereunder shall be limited to using its reasonable good faith efforts to obtain the performance by Master Lessor of its obligations, including, without limitation: (a) upon Sublessee’s written request, immediately notifying Master Lessor of its nonperformance under the Master Lease and request that Master Lessor perform its obligations under the Master Lease and (b) permitting Sublessee to commence legal action in Sublessor’s name to obtain the performance required from Master Lessor under the Master Lease, so long as Sublessee indemnifies and holds Sublessor harmless from any such action including attorney’s fees and costs, provided Sublessee shall reimburse Sublessor for all reasonable costs incurred by Sublessor in such efforts, Sublessor shall have no liability to Sublessee or any other person for damage of any nature whatsoever as a result of the failure of Master Lessor to perform said obligations except for Master Lessor’s termination of the Sublessor’s interest as Lessee under the Master Lease in the event of Sublessor’s breach of the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from any and all Claims whatsoever incurred in defending against same, With respect to any obligation of Sublessee to be performed under this Sublease, when the Master Lease grants Sublessor a specific number of days to perform its obligations thereunder, Sublessee shall have two (2) fewer days to perform, With respect to approval required to be obtained by “Landlord” under the Master Lease, such consent must be obtained from Master Lessor and Sublessor and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained.
     1.4 No Amendment to Master Lease. So long as this Sublease is in full force and effect, Sublessor covenants and agrees that Sublessor will not enter into any amendment, modification or other agreement to the Master Lease which adversely affects any material rights or obligations of Sublessee under this Sublease and will not exercise any termination or cancellation rights under the Master Lease with respect to the Subleased Premises without the prior written consent of Sublessee, which consent in the event of a casualty or condemnation action will not be unreasonably withheld.
     1.5 Compliance with Master Lease. Sublessor covenants and agrees with Sublessee that, so long as this Sublease is in full force and effect, Sublessor shall make all payments of rent to Master Lessor due under the Master Lease and to comply ‘with all other provisions of the Master Lease with respect to the Subleased Premises (except to the extent Sublessee assumes such obligations hereunder).

     1.6 Notice from Master Lessor. Whenever notice is given or received pursuant to the Master Lease by Master Lessor or Sublessor which has relevance to the Subleased Premises, Sublessor agrees to promptly provide a copy of such notice to Sublessee,
ARTICLE 2
TERM
     2.1 Term. The term of this Sublease shall commence on the earlier of (i) March 8,2007, or (ii) the date the Sublessee takes possession of the Subleased Premises, or the date of delivery of the fully-executed Master Lessor Consent if later than either of the two above. This shall be referred to as the “Commencement Date.” The term of this Sublease shall end on December 31, 2009, unless sooner terminated pursuant to any provision of the Sublease or the Master Lease applicable to the Subleased Premises (the “Expiration Date”). Sublessor shall have no obligation to Sublessee to exercise any of its options to extend under the Master Lease.
     2.2 Option to Extend. Sublessee shall have no option to extend this Sublease.
     ARTICLE 3
RENT
     3.1 Rent. Sublessee shall pay to Sublessor each month during the term of this Sublease, the following triple net rent in advance on or before the first of each month (“Base Rent”):

Months	Monthly Base Rent
Commencement Date — November 2007	- 0 -

December 2007 — December 2008	$59,852.25

January 2009 — December 2009	$67,832.55
     3.2 It is the intent of the parties that Base Rent is fully net to Sublessor, except as otherwise expressly provided herein. Rent shall be paid to the Sublessor at its business address noted herein, or at any other place Sublessor may from time to time designate by written notice mailed or delivered to Sublessee.
     3.3 Additional Rent. Sublessee shall pay to Sublessor or Master Lessor, as Sublessor shall direct in writing, all Management Fees and Additional Rent owed and as defined per the Master Lease for the period starting May 1,2007 and thereafter during the term of this Sublease. If Sublessee shall procure any additional services from Master Lessor, or if additional rent or other sums are incurred for Sublessee’s sole benefit, Sublessee shall make such payment to Sublessor or Master Lessor, as Sublessor shall direct in writing. Sublessor agrees that if Sublessor receives any refund or rebate of Management Fees and Additional Rent paid by Sublessee hereunder, Sublessor shall cause such refund or rebate to be paid directly to Sublessee, or if paid to Sublessor, to be promptly reimbursed to Sublessee. Any other rent or other sums payable by Sublessee under this Sublease shall constitute and be due as additional rent. Base Rent, Management Fees, Additional Rent, and any other additional rent shall herein be referred to as “Rent”.
ARTICLE 4
SECURITY DEPOSIT
     4.1 Security Deposit. Not applicable.
ARTICLE 5
CONDITION OF SUBLEASED PREMISES
     5.1 Condition of the Subleased Premises. Sublessor shall deliver the Subleased Premises to Sublessee on the Commencement Date clean and free of debris, Hazardous Materials that are the result of Tenant’s Hazardous Materials Activities as defined in the Master Lease, and all other subtenants and occupants. Sublessor warrants to Sublessee that the roof, plumbing, fire sprinkler system, lighting; heating, ventilation and air conditioning systems, elevator and electrical systems in the Subleased Premises, shall be in good operating condition on the Commencement Date (and any costs incurred by or charged to Sublessor to put such systems into such condition as of the Commencement Date shall be paid by Sublessor and not passed on to Sublessee as Additional Rent hereunder or otherwise) and that to Sublessor’s knowledge, without any duty to investigate, free and clear of Hazardous Materials. In the event of a non-compliance with such warranty, Sublessor shall promptly after receipt of written notice from Sublessee setting forth the nature and extent of such non-compliance, rectify same at Sublessor’s cost and expense for up to 120 days after the Commencement Date. Thereafter, the above warranty is deemed fulfilled and of no further force or effect. Sublessee’s acceptance of the Subleased Premises shall be subject to the foregoing and to the following provisions of this Section regarding delivery of possession. Sublessee acknowledges that as of the Commencement Date, Sublessee shall have inspected the Subleased Premises, and every part thereof, and by taking possession shall have acknowledged that, subject to the foregoing, the Subleased Premises is in good condition and without need of repair, and Sublessee accepts the Subleased Premises “as is”, Sublessee having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Subleased Premises. Subject to the foregoing, Sublessee accepts the Subleased Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Subleased Premises and any covenants or restrictions of record. Sublessee acknowledges that, subject to the foregoing, neither Sublessor nor Master Lessor have made any representations or warranties as to the condition of the Subleased Premises or its present or future suitability for Sublessee’s purposes.
     5.2 Repairs and Surrender. Subject to Sublessor’s obligations for the 120 day period under Section 5.1, Sublessee shall keep the Subleased Premises, and every part thereof in good order and repair, and shall, at its sole cost and expense, comply with the Lessee obligations under the Master Lease to keep the HVAC, mechanical, elevator, electrical and lighting systems within and serving the Subleased Premises in good condition and repair, Upon the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises in the condition required under Paragraph 8 of the Master Lease, and remove any Initial Improvements as set forth in Section 7.3 herein or any other alterations, improvements, or modifications installed by Sublessee as required by the Master Lessor.
ARTICLE 6
INSURANCE
     6.1 Sublessee’s Insurance With respect to the Tenant’s insurance under the Master Lease, the same is to be provided by Sublessee as described in the Master Lease, and such policies of insurance shall include as additional insureds Master Lessor, Sublessor and any lender as required by Master Lessor.
     6.2 Waiver of Subrogation. With respect to the waiver of subrogation contained in the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Master Lessor, Sublessor and Sublessee (and Master Lessor’s consent to this Sublease shall be deemed to constitute its approval of this modification).
ARTICLE 7
USE OF SUBLEASED PREMISES; PARKING; IMPROVEMENTS
     7.1 Use of Subleased Premises. Sublessee shall use the Subleased Premises only for those general office and other lawful uses to the extent so permitted in the Master Lease.
     7.2 Alterations; Improvements. Sublessee shall not make any alterations, improvements, or modifications to the Subleased Premises without the express prior written consent of Sublessor and of Master Lessor, which consent by Sublessor shall not be unreasonably withheld, conditioned or delaye. Sublessee shall reimburse Master Lessor and Sublessor for all reasonable, out-of-pocket costs which Master Lessor and Sublessor may incur in connection with granting approval to Sublessee for any alterations, improvements, or modifications, including, without limitation, Master Lessor’s and Sublessor’s reasonable attorneys’ fees and costs, Sublessee shall provide Master Lessor and Sublessor with a set of “as-built” drawings for any such work, together with copies of all permits obtained by Sublessee in connection with performing any such work, within fifteen (15) days after completing such work. On termination of this Sublease, Sublessee shall remove any or all of such alterations, improvements, or modifications installed by Sublessee which Master Lessor requires in writing be removed (either at the time Master Lessor approved same or any such later time as permitted by the Master Lease) and if any such removal is required, restore the Subleased Premises (or any part thereof) affected by such removal as required by the Master Lease, Should Sublessee fail to remove such alterations, improvements, or modifications and so restore the Subleased Premises on termination of this Sublease unless instructed otherwise in writing as set forth above, Sublessor shall have the right to do so, and charge Sublessee for its reasonable out-of-pocket costs therefor, plus a service charge of ten percent (10%) of the costs incurred by Sublessor. Sublessor shall remain obligated, at Sublessor’s sole cost an expense, to remove, to the extent required by Master Lessor, any alterations, improvements, or modifications existing in and upon the Subleased Premises as of the

Commencement Date and to restore the Subleased Premises with respect thereto as required by the Master Lease. Sublessee shall give access to Sublessor to start this work during the last thirty (30) days of the term of this Sublease, so that Sublessor and Sublessee can do their respective surrender work together. Sublessor will not unreasonably interfere with Sublessee’s use and occupancy including its surrender condition work, except for the last 15 days of the Sublease term, at which point Sublessor will be allowed to do whatever removal and restoration work it is required by Master Lessor per the terms of the Master Lease. Base Rent will be abated if Sublessor’s work during the last 15 days of the Term prevent Sublessee from occupying the Sublease Premises or doing any of Sublessee’s surrender obligation work.
     7.3 Initial Improvements. Sublessor will provide Sublessee with an initial improvement allowance in an amount not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000,00) (the “Allowance”). The proceeds of the Allowance shall be used by Sublessee solely for the costs of building improvements subject to the approval of the Master Lessor (“Initial Improvements”) which Sublessee agrees to complete in a timely manner, and may not be used for any other purpose, including, without limitation for furniture, fixtures and equipment, Sublessee will construct (or cause to be constructed) such Initial Improvements in accordance with the terms of this Sublease and the Master Lease. Sublessor will make payment of all or a portion of the Allowance to Sublessee within 30 days of receipt from Sublessee of a request for payment including documentation of substantial completion of construction and Final construction costs and invoices related thereto satisfactory to Sublessor, in “Sublessor’s reasonable discretion, provided Sublessee is not in default of the terms of this Sublease beyond any applicable notice and cure period. The documentation may take the form of, but not be limited to the following: (1) a certificate from Sublessee’s architect; and (2) a waiver(s) of all liens for work performed by Sublessee at the Subleased Premises. Sublessor shall be entitled to retain any portion of the Allowance not required to reimburse Sublessee for the Initial Improvements, as referenced above, if such improvements are not completed in accordance with the provisions of this Sublease or if Sublessee defaults on its obligations under this Sublease, With the exception only of Sublessor’s obligation to fund the Allowance as that obligation is conditioned and limited by this Sublease, Sublessee hereby acknowledges and agrees that Sublessor shall not be responsible for payment for or performance of any work or improvements necessary for Sublessee’s use and/or occupancy of the Subleased Premises.
     7.4 Repayment of the Allowance to Sublessor. The Allowance is being given with the agreement by Sublessee that Sublessee will pay back the allowance to Sublessor in 35 equal payments of Twenty-two Thousand Dollars ($22,000.00) per month ($770,000 in total) to Sublessor starting on the Commencement Date. The first payment will be due on the Commencement Date and then the first day of each month thereafter. If the Sublease Term ends before 35 payments of $22,000.00 each have been made to Sublessor, then any remaining payments will be due as a lump sura payment upon Sublease termination. This repayment as set forth in this Section will be additional rent.
     7.5 Parking. So long as Sublessee is not in default beyond any applicable notice and cure period and subject to the rules and regulations imposed from time to time by Master Lessor, Sublessee shall have the right to use the same parking as granted to Sublessor under the Master Lease.

ARTICLES 8
ASSIGNMENT, SUBLETTING & ENCUMBRANCE
     8.1 Consent Required. Except as otherwise provided herein, Sublessee shall not assign this Sublease or any interest therein nor shall Sublessee sublet, license, encumber or permit the Subleased Premises or any part thereof to be used or occupied by others, without Sublessor’s and Master Lessor’s prior written consent. Sublessor’s consent shall not be unreasonably withheld, conditioned or delayed provided, however, Sublessor’s withholding of consent shall in all events be deemed reasonable if for any reason Master Lessor’s consent is both required and not obtained. Paragraph 19 of the Master Lease is fully incorporated herein except that any reference to Landlord shall mean Master Lessor. The consent by Sublessor and Master Lessor to any assignment or subletting shall not waive the need for Sublessee and Sublessee’s assignee or subtenant) to obtain the consent of Sublessor and Master Lessor to any different or further assignment or subletting. All conditions and standards set forth in the Master Lease regarding assignments and subletting shall apply, and to the extent there is any Bonus Rents, (Rent paid by such Assignee or SubSublessee in excess of Rent paid by Sublessee hereunder) the Bonus Rent shall first be split per the Master Lease if there is any Bonus Rent owed per the Master Lease, and any Bonus Rent to go to Sublessee shall be split 50/50 with Sublessor to be paid to Sublessor within five (5) days of receipt by Sublessee. Any Bonus Rent for the Rent under this Sublease that is not a Bonus Rent under the Master Lease shall be split 50/50 with Sublessor, except if there is a Sub-sublease during the free rent period, then all Sub-sublease Rent shall be paid to Sublessor during the free rent period under the Sublease, and all payments owed Sublessor will be paid within five (5) days of receipt by Sublessee. Notwithstanding the foregoing, but subject to the provisions of the Master Lease requiring Master Lessor’s consent thereto, Sublessee shall, without being required to seek or obtain Sublessor’s prior consent, have the right to assign this Sublease or sublet all or any portion of the Subleased Premises (each, a ‘Transfer”) to any entity (a) Sublessee controls, is controlled by, or is commonly controlled with Sublessee, (b) that results from a merger or consolidation with Sublessee or (c) that acquires all or substantially all of the ownership interests or assets of Sublessee as a going concern (“Affiliate”), provided in each case that the Affiliate fully assumes the duties of Sublessee under the Sublease and the Affiliate has a net worth as of the date of the Transfer equal to or greater than that of Sublessee just before the date of the Transfer. Sublessee shall give notice to Sublessor of such Transfer with thirty (30) days after such Transfer.
     8.2 Form of Document. Every assignment, agreement, or sublease shall (i) recite that it is and shall be subject and subordinate to the provisions of this Sublease, that the assignee or subtenant assumes Sublessee’s obligation hereunder, that the termination of this Sublease shall at Sublessor’s sole election, constitute a termination of every such assignment or sublease, and (ii) contain such other terms and conditions as shall be reasonably requested or provided by Sublessor’s attorneys.
     8.3 No Release of Sublessee. Regardless of Sublessor’s consent, no subletting or assignment shall release Sublessee of Sublessee’s obligation or alter the primary liability of Sublessee to pay the Rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of Rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Sublessee, in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee, subtenant or successor.
ARTICLE 9
DEFAULT
     9.1 Default Described. The occurrence of any of the following shall constitute a material breach of this Sublease and a default by Sublessee: (i) failure to pay Rent or any other amount within three (3) business days after due; (ii) all those items of default set forth in the Master Lease which remain uncured after the cure period provided in the Master Lease; or (iii) Sublessee’s failure to perform timely and subject to any applicable notice and cure periods any other material provision of this Sublease or the Master Lease as incorporated herein.
     9.2 Sublessor’s Remedies. Sublessor shall have the remedies set forth in the Master Lease as if Sublessor is Master Lessor. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.
     9.3 Sublessee’s Right to Possession Not Terminated. Sublessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Sublessor may continue this Sublease in full force and effect, and Sublessor shall have the right to collect rent and other sums when due. During the period Sublessee is in default, Sublessor may enter the Subleased Premises and relet them, or any part of them, to third parties for Sublessee’s account and alter or install locks and other security devices at the Subleased Premises. Sublessee shall be liable immediately to Sublessor for all costs Sublessor incurs in reletting the Subleased Premises, including, without limitation, attorneys’ fees, brokers’ commissions, expenses of remodeling the Subleased Premises required by the reletting, and like costs. Reletting may be for a period equal to, shorter or longer than the remaining term of this Sublease and rent received by Sublessor shall be applied to (i) first, any indebtedness from Sublessee to Sublessor other than rent due from Sublessee; (ii) second, all costs incurred by Sublessor in reletting, including, without limitation, brokers’ fees or commissions and attorneys fees, the cost of removing and storing the property of Sublessee or any other occupant, and the costs of repairing, altering, maintaining, remodeling or otherwise putting the Subleased Premises into condition acceptable to a new Sublessee or Sublessees; (iii) third, rent due and unpaid under this Sublease. After deducting the payments referred to in this subsection 9.3, any sum remaining from the rent Sublessor receives from reletting shall be held by Sublessor and applied in payment of Mure rent and other amounts as rent and such amounts become due under this Sublease. In no event shall Sublessee be entitled to any excess rent received by Sublessor.
     9.4 All Sums Due and Payable as Rent. Sublessee shall also pay without notice, or where notice is required under this Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Sublessee in any of the provisions of this Sublease assumes or agrees to pay, and, in ease of any nonpayment thereof, Sublessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sublease or by law in the case of nonpayment of rent.
     9.5 No Waiver. Sublessor may accept Sublessee’s payments without waiving any rights under the Sublease, including rights under a previously served notice of default. No payment by Sublessee or receipt by Sublessor of a lesser amount than any installment of rent due or other sums shall be deemed as other than a payment on account of the amount due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Sublessor may accept such check or payment without prejudice of Sublessor’s right to recover the balance of such rent or other sum or pursue any other remedy provided in this Sublease, at law or in equity. If Sublessor accepts payments after serving a notice of default, Sublessor may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Sublessee any further notice or demand, furthermore, the Sublessor’s acceptance of rent from Sublessee when the Sublessee is holding over without express written consent does not convert Sublessee’s tenancy from a tenancy at sufferance to a month-to-month tenancy. No waiver of any provision of this Sublease shall be implied by any failure of Sublessor to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Sublessor of any provision of this Sublease must be in writing. Such waiver shall affect only the provisions specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Sublessor shall impair such right or remedy or be construed as a waiver thereof by Sublessor. No act or conduct of Sublessor, including, without limitation the acceptance of keys to the Subleased Premises shall constitute acceptance or the surrender of the Subleased Premises by Sublessee before the Expiration Date. Only written notice from Sublessor to Sublessee of acceptance shall constitute such acceptance or surrender of the Subleased Premises. Sublessor’s consent to or approval of any act by Sublessee which requires Sublessor’s consent or approval shall not be deemed to waive or render unnecessary Sublessor’s consent to or approval of any subsequent act by Sublessee.
     9.6 Sublessor Default. For purposes of this Sublease, Sublessor shall not be deemed in default hereunder unless and until Sublessee shall first deliver to Sublessor thirty (30) days’ prior written notice, and Sublessor shall fail to cure said default within said thirty (30) day period, or in the event Sublessor shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently to prosecute the same to completion.
     9.7 Notice of Event of Default under Master Lease. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee’s ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor’s receipt of notice from Master Lessor of an Event of Default or Sublessor’s actual knowledge of such impairment.

ARTICLE 10
CONSENT OF MASTER LESSOR
     10.1 Precondition. The Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor. This Sublease shall not be effective unless and until Master Lessor executes and delivers a consent to this Sublease in the form satisfactory to Sublessor and Sublessee. If Master Lessor refuses to so consent to this Sublease, or fails to do so within thirty (30) days after the Effective Date, then upon written notice from either party hereto to the other given prior to the delivery of such consent, this Sublease shall terminate; provided Sublessor shall promptly refund the Security Deposit and any prepaid Rent to Sublessee.
ARTICLE 11
HAZARDOUS MATERIALS
     11.1 Hazardous Materials. Notwithstanding anything contained herein or in the Master Lease to the contrary, Sublessee shall not store, use, or dispose of any Hazardous Material (as such is defined in the Master Lease) on, under, or about the Subleased Premises without Sublessor’s prior consent and then in conformance with Paragraph 52 of the Master Lease.
     11.2 Indemnity by Sublessee. Sublessee shall be solely responsible for and shall defend, indemnify and hold Sublessor and its partners, officers, directors, employees and agents harmless from and against all claims arising out of or caused in whole or in part, directly or indirectly, by or in connection with its storage, use, disposal or discharge of Hazardous Materials whether in violation of this section or not, or Sublessee’s failure to comply with any Hazardous Materials law. Sublessee shall further be solely responsible for and shall defend, indemnify and hold Sublessor harmless from and against any and all claims arising out of or in connection with the removal, cleanup, detoxification, decontamination and restoration work and materials necessary to return the Subleased Premises to their condition existing prior to Sublessee’s storage, use or disposal of the Hazardous Materials on the Subleased Premises. For the purposes of the indemnity provisions hereof, any acts or omissions of Sublessee or by employees, agents, assignees, contractors or subcontractors of Sublessee (whether or not they are negligent, intentional or unlawful) shall be strictly attributable to Sublessee. Sublessee’s obligations under this section shall survive the termination of this Sublease.
     11.3 Indemnity by Sublessor. Sublessor shall give to Sublessee the same indemnity given by Sublessor to Master Lessor in Paragraph 52 of the Master Lease and only per the terms of Paragraph 52 of the Master Lease as incorporated herein.
ARTICLE 12
MISCELLANEOUS
     12.1 Conflict with Master Lease; Interpretation. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the terms of this Sublease in which event the terms of this Sublease shall control as between Sublessor and Sublessee. No presumption shall apply in the interpretation or construction of this Sublease as a result of Sublessor having drafted the whole or any part hereof.
     12.2 Remedies Cumulative. The rights, privileges, elections, and remedies of Sublessor in this Sublease, at law, and in equity are cumulative and not alternative.
     12.3 Waiver of Redemption. Sublessee hereby expressly waives any and all rights of redemption to which it may be entitled by or under any present or future laws in the event Sublessor shall obtain a judgment for possession of the Subleased Premises.
     12.4 Damage and Destruction; Condemnation. In the event of any damage, destruction, casualty, condemnation or threat of condemnation affecting the Subleased Premises, Rent payable hereunder shall be abated but only to the extent that Rent is abated under the Master Lease with respect to the Subleased Premises, Sublessee shall have no right to terminate this Sublease in connection with any damage, destruction, casualty, condemnation or threat of condemnation except to the extent the Master Lease is also terminated as to the Subleased Premises or any portion thereof.
     12.5 Signage. Sublessee shall not place any signs on or about the Subleased Premises without Sublessor’s and Master Lessor’s prior written consent, except that throughout the term of this Sublease, Sublessee shall be entitled to all of Sublessor’s signage rights under the Master Lease. All signs shall be at Sublessee’s sole cost and shall comply with the terms of the Master Lease and with all local, federal and state rules, regulations, statutes, and ordinances at all times during the term hereof. Sublessee, at Sublessee’s cost, shall remove all such signs and graphics prior to the termination of this Sublease and repair any damage caused by such removal.
     12.6 Offer. Preparation of this Sublease by either Sublessor or Sublessee or either parties’ agent and submission of same to Sublessor or Sublessee shall not be deemed an offer to Sublease. This Sublease is not intended to be binding until executed and delivered by all parties hereto.
     12.7 Due Authority. Each of the persons executing this Sublease on behalf of Sublessee and Sublessor represent and warrant that they have the authority to bind Sublessee or Sublessor, as applicable, Sublessee has been and is qualified to do business in the State of California, that the corporation has full right and authority to enter into this Sublease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions.
     12.8 Multiple Counterparts. This Sublease may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Sublease transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.
     12.9 Building Contaminants. To prevent the contamination, growth, or deposit of any mold, mildew, bacillus, virus, pollen, or other micro-organism (collectively, “Biologicals”) and the deposit, release or circulation of any indoor contaminants including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, “Contaminants”) that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an “Occupant”),, Sublessee shall, at Sublessee’s sole cost and expense, at all times during the term hereof (1) operate the Subleased Premises in such a manner to reasonably prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers, and any other locations where stagnant water or moisture could accumulate, and (2) otherwise operate the Subleased Premises in such a manner to reasonably prevent or minimize the generation, growth, deposit, release or circulation of any Contaminants.
     12.10 Entire Agreement. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Subleased Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Subleased Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.
     12.11 Sublessor’s Warranties and Representations. Sublessor warrants and represents to Sublessee that the Master Lease attached hereto as Exhibit “B” is a true, correct and complete copy of the Master Lease, that there are no defaults thereunder by Sublessor or Master Lessor or facts which, with the giving of notice, or passage of time or both could ripen into a default thereunder, there have been no further amendments to the Master Lease except as referenced herein and attached hereto, and that there are no other agreements or understandings between Sublessor and Master Lessor with respect to the Subleased Premises.
     12.12 Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.
     12.13 Guaranty of Sublease. The effectiveness of this Sublease is conditioned upon the execution by Cisco Systems, Inc., and the delivery’ to Sublessor, of the Guaranty of Sublease in the form attached hereto as Exhibit “E”.
ARTICLE 13
BROKER’S COMMISSIONS
     13.1 Commission. Sublessor and Sublessee represent and warrant to each other that each has dealt with the following brokers; Colliers International (Sublessor’s Broker) and CRESA Partners (Sublessee’s Broker), and with no other agent, finder, or other such person with respect to this Sublease and each agrees to indemnify and hold the other harmless from any claims asserted against the other by any broker, agent, finder, or other such person not identified above as Sublessor’s Broker or Sublessee’s Broker. All commissions and fees payable to the Brokers with respect to the transaction contemplated by this Sublease shall be paid by Sublessor pursuant to separate agreement.

ARTICLE 14
NOTICES AND PAYMENTS
     14.1 Certified Mail. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such Notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United Stales mail, to the following addresses:

To the Sublessor:	Selectica, Inc.
1740 Technology Drive, Suite 450
San Jose, CA 95110
Attention: Bill Roeschlein

with a copy to:	Hopkins & Carley
70 South First Street
San Jose, CA 95113
Attention: Garth E. Pickett

To the Sublessee:	At the Subleased Premises, whether or not Sublessee has
abandoned or vacated the Subleased Premises or notified
the Sublessor of any other address

with a copy to:	Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA 95134-1706
Attention: Director, Worldwide Real Estate
     14.2 When this Sublease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Sublease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute
ARTICLE 15
ATTORNEYS’ FEES AND COSTS
     15.1 Sublessor Made Party to Litigation. If Sublessor becomes a party to any litigation brought by someone other than Sublessee and concerning this Sublease, the Subleased Premises, or Sublessee’s use and occupancy of the Subleased Premises to the extent, based upon any real or alleged act or omission of Sublessee or its authorized representatives, Sublessee shall be liable to Sublessor for reasonable attorneys’ fees and court costs incurred by Sublessor in the litigation,

     15.2 Certain Litigation Between the Parties. In the event any action or proceeding at law or in equity or any arbitration proceeding be instituted by either party, for an alleged breach of any obligation of Sublessee under this Sublease, to recover rent, to terminate the tenancy of Sublessee at the Subleased Premises, or to enforce, protect, or establish any right or remedy of a party to this Sublease Agreement, the prevailing party (by judgment or settlement) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys’ fees, expert witness fees, and court costs as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Sublessor in such action or proceeding.
ARTICLE 16
EXHIBITS
     16.1 Exhibits and Attachments. All exhibits and attachments to this Sublease are a part hereof
     IN WITNESS WHEREOF, Sublessor and Sublessee have executed and delivered this Sublease on the date first set forth above.

SUBLESSOR		SUBLESSEE

SELECTICA, INC,		NUOVA SYSTEMS, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/ Stephen Bennion	By:	/s/ Mazzola

Name:	STEPHEN BENNION	Name:	MAZZOLA

Its:	CEO	Its:	CEO/CFO

By:	/s/ Bill Roeschein	By:	/s/ Soni Jiandani

Name:	BILL ROESCHEIN	Name:	SONI JIANDANI

Its:	CFO	Its:	VICE PRESIDENT

EXHIBIT “A”
INTENTIONALLY DELETED

A - 1

EXHIBIT “B”
COPY OF MASTER LEASE

B - 1

EXHIBIT “C”
INTENTIONALLY DELETED

C - 1

EXHIBIT “D”
FORM OF MASTER LESSOR CONSENT

D - 1